SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 3, 2011 (November 2, 2011)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The information disclosed below under “Item 2.01 - Completion of Acquisition or Disposition of Assets” is hereby incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

Since 2002, a subsidiary of the registrant has leased 11 hotels under a master lease with an affiliate of iStar Financial, Inc. (“iStar”). On November 2, 2011, two subsidiaries of the registrant signed and closed agreements to purchase ten of these hotels for $37 million in cash. The following are the hotels that were purchased (except as indicated, fee interests in the hotels were purchased):

Red Lion Hotel Boise Downtowner (part fee, part leasehold interest)

Red Lion Inn Missoula

Red Lion Inn Bend

Red Lion Hotel Coos Bay

Red Lion Hotel Eugene (leasehold interest)

Red Lion Hotel Medford

Red Lion Hotel Pendleton

Red Lion Hotel Kelso/Longview

Red Lion Hotel Wenatchee

Red Lion Hotel Sacramento at Arden Village

The Red Lion Hotel Vancouver at the Quay in Washington, the remaining hotel under the master lease, will remain leased under a new lease with iStar.

A copy of the November 3, 2011 press release announcing the transaction is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is unaudited pro forma consolidated financial information of the registrant that gives effect to the acquisition of the hotels disclosed in Item 2.01 of this Form 8-K.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated November 3, 2011

99.2	Unaudited pro forma consolidated financial information

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: November 3, 2011	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary

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